Exhibit 99.2
Filed pursuant to Rule 425 under the Securities Act of 1933, as amended, and deemed filed pursuant to 14a-12 under the
Securities Exchange Act of 1934, as amended
Filing Person: W. P. Carey Inc.
Subject Company: Corporate Property Associates 17 – Global Incorporated
Commission File No.: 000-52891

W. P. Carey Inc.
Supplemental Information
Second Quarter 2018

Important Disclosures About This Supplemental Package

As used in this supplemental package, the terms “W. P. Carey,” “WPC®,” “we,” “us” and “our” include W. P. Carey Inc., its consolidated subsidiaries and its predecessors, unless otherwise indicated. “CPA® REITs” means Corporate Property Associates 17 – Global Incorporated, or CPA:17 – Global, and Corporate Property Associates 18 – Global Incorporated, or CPA:18 – Global. “CWI® REITs” means Carey Watermark Investors Incorporated, or CWI 1, and Carey Watermark Investors 2 Incorporated, or CWI 2. “Managed REITs” means the CPA REITs and the CWI REITs. “Managed Programs” means the Managed REITs and Carey European Student Housing Fund I, L.P., or CESH I. “CCIF” means Carey Credit Income Fund (now known as Guggenheim Credit Income Fund, or GCIF), which was included in the Managed Programs prior to our resignation as its advisor during the third quarter of 2017. “U.S.” means United States. “AUM” means assets under management. “ABR” means contractual minimum annualized base rent. “Proposed Merger” means our proposed merger with CPA:17 – Global, pursuant to a merger agreement that we entered into on June 17, 2018, which was filed as Exhibit 2.1 to a Current Report on Form 8-K that we filed with the Securities and Exchange Commission (“SEC”) on June 18, 2018.

Important Note Regarding Non-GAAP Financial Measures

This supplemental package includes certain “non-GAAP” supplemental measures that are not defined by generally accepted accounting principles, or GAAP, including funds from operations, or FFO; adjusted funds from operations, or AFFO; earnings before interest, taxes, depreciation and amortization, or EBITDA; adjusted EBITDA; pro rata cash net operating income, or pro rata cash NOI; and normalized pro rata cash NOI. A description of these non-GAAP financial measures and reconciliations to their most directly comparable GAAP measures, as well as a description of other metrics presented, are provided within the Appendix to this supplemental package. FFO is a non-GAAP measure defined by the National Association of Real Estate Investments Trusts, Inc., or NAREIT, an industry trade group.

Amounts may not sum to totals due to rounding.

W. P. Carey Inc.
Supplemental Information – Second Quarter 2018

W. P. Carey Inc.
Overview – Second Quarter 2018

Summary Metrics
As of or for the three months ended June 30, 2018.

Financial Results
	Segment
	Owned Real Estate	Investment Management	Total
Revenues, excluding reimbursable costs – consolidated ($'000)	$168,179	$21,694	$189,873
Net income attributable to W. P. Carey ($'000)	59,316	16,365	75,681
Net income attributable to W. P. Carey per diluted share	0.55	0.15	0.70
Normalized pro rata cash NOI from real estate ($'000) (a) (b)	169,731	N/A	169,731
Adjusted EBITDA ($'000) (a) (b)	159,541	27,607	187,148
AFFO attributable to W. P. Carey ($'000) (a) (b)	116,462	26,137	142,599
AFFO attributable to W. P. Carey per diluted share (a) (b)	1.08	0.24	1.32

Distributions declared per share – second quarter			1.02
Distributions declared per share – second quarter annualized			4.08
Dividend yield – annualized, based on quarter end share price of $66.35			6.1%
Dividend payout ratio – for the six months ended June 30, 2018 (c)			78.3%

Balance Sheet and Capitalization
Equity market capitalization – based on quarter end share price of $66.35 ($'000)			$7,112,766
Pro rata net debt ($'000) (d)			4,330,253
Enterprise value ($'000)			11,443,019

Total capitalization ($'000) (e)			11,565,449

Total consolidated debt ($'000)			4,401,058
Gross assets ($'000) (f)			8,945,697
Liquidity ($'000) (g)			1,225,411

Pro rata net debt to enterprise value (b)			37.8%
Pro rata net debt to adjusted EBITDA (annualized) (a) (b)			5.8x
Total consolidated debt to gross assets			49.2%

Weighted-average interest rate (b)			3.5%
Weighted-average debt maturity (years) (b)			5.6

Moody's Investors Service – corporate rating			Baa2 (stable)
Standard & Poor's Ratings Services – issuer rating			BBB (stable)

Owned Real Estate Portfolio (Pro Rata)
ABR ($’000) (h)			$693,482
Number of net-leased properties			878
Number of operating properties			1
Number of tenants – net-leased properties			208

ABR from investment grade tenants as a % of total ABR – net-leased properties (i)			27.5%

Net-leased properties – square footage (millions)			86.6

Occupancy – net-leased properties			99.6%
Weighted-average lease term (years)			10.0

Maximum commitment for capital investment projects expected to be completed during 2018 ($’000)			$70,067
Acquisitions and completed capital investment projects – second quarter ($'000)			289,193
Dispositions – second quarter ($'000)			128,277
________

(a)
Normalized pro rata cash NOI, Adjusted EBITDA and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how certain non-GAAP measures are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents distributions declared per share divided by AFFO per diluted share on a year-to-date basis.

(d)	Represents total pro rata debt outstanding less consolidated cash and cash equivalents. See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 1

W. P. Carey Inc.
Overview – Second Quarter 2018

(e)	Represents equity market capitalization plus total pro rata debt outstanding. See the Terms and Definitions section in the Appendix for a description of pro rata.

(f)
Gross assets represent consolidated total assets before accumulated depreciation on buildings and improvements. Gross assets are net of accumulated amortization on in-place lease and other intangible assets of $464.2 million and above-market rent intangible assets of $302.2 million.

(g)	Represents availability on our Senior Unsecured Credit Facility plus consolidated cash and cash equivalents.

(h)	See the Terms and Definitions section in the Appendix for a description of ABR.

(i)
Percentage of portfolio is based on ABR, as of June 30, 2018. Includes tenants or guarantors with investment grade ratings (18.7%) and subsidiaries of non-guarantor parent companies with investment grade ratings (8.8%). Investment grade refers to an entity with a rating of BBB- or higher from Standard & Poor’s Ratings Services or Baa3 or higher from Moody’s Investors Service. See the Terms and Definitions section in the Appendix for a description of ABR.

Investing for the long runTM | 2

W. P. Carey Inc.
Overview – Second Quarter 2018

Components of Net Asset Value
Dollars in thousands, except per share amounts.

Owned Real Estate	Three Months Ended Jun. 30, 2018	Annualized
Normalized pro rata cash NOI (a) (b)	$169,731	$678,924

Investment Management	Three Months Ended Jun. 30, 2018	Twelve Months Ended Jun. 30, 2018
Adjusted EBITDA (a) (b)	$27,607	$115,987
Selected Components of Adjusted EBITDA:
Asset management revenue (c)	17,268	69,045
Structuring revenue (c)	4,426	22,199
Operating partnership interests in real estate cash flow of Managed REITs (d)	8,586	42,168
Back-end fees and interests associated with the Managed Programs	See the Summary of Back-End Fees for / Interests in the Managed Programs section for details.

Balance Sheet – Selected Information (Consolidated Unless Otherwise Stated)		As of Jun. 30, 2018
Assets
Book value of real estate excluded from NOI (e)		$51,447
Cash and cash equivalents		122,430
Due from affiliates		78,100
Other assets, net:
Straight-line rent adjustments		$77,988
Deferred charges		42,705
Restricted cash, including escrow		41,388
Securities and derivatives		26,475
Investment in GCIF securities		23,806
Accounts receivable		20,098
Taxes receivable		17,671
Other intangible assets, net		12,667
Prepaid expenses		12,390
Note receivable		9,637
Leasehold improvements, furniture and fixtures		3,179
Other		169
Total other assets, net		$288,173

Liabilities
Total pro rata debt outstanding (b)		$4,452,683
Distributions payable		110,972
Deferred income taxes		88,871
Accounts payable, accrued expenses and other liabilities:
Accounts payable and accrued expenses		$90,552
Prepaid and deferred rents		77,142
Tenant security deposits		31,651
Accrued taxes payable		27,392
Securities and derivatives		4,244
Straight-line rent adjustments		1,878
Other		12,429
Total accounts payable, accrued expenses and other liabilities		$245,288

Investing for the long runTM | 3

W. P. Carey Inc.
Overview – Second Quarter 2018

Other	Ownership %	Number of Shares / Units Owned	NAV		Implied Value
		A	B		A x B
Ownership in Managed Programs: (f)
CPA:17 – Global	4.6%	16,131,967	$10.04	(g)	$161,965
CPA:18 – Global	3.0%	4,327,814	8.57	(g)	37,089
CWI 1	2.6%	3,597,692	10.41	(g)	37,452
CWI 2	2.3%	2,045,049	11.11	(g)	22,720
CESH I	2.4%	3,492	1,000.00	(h)	3,492
					$262,718
________

(a)
Normalized pro rata cash NOI and Adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures and for details on how they are calculated.

(b)	Presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)
Amounts are gross of fees paid to the respective subadvisors of CWI 1, CWI 2, CPA:18 – Global (for multi-family properties) and CCIF (prior to our resignation as the advisor to CCIF in the third quarter of 2017).

(d)
We are entitled to receive distributions of our share of earnings up to 10% of the Available Cash of each of the Managed REITs, as defined in their respective operating partnership agreements. Pursuant to the terms of their subadvisory agreements, however, 20% of the distributions of Available Cash we receive from CWI 1 and 25% of the distributions of Available Cash we receive from CWI 2 are paid to their respective subadvisors. Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

(e)	Represents the value of real estate not included in net operating income, such as vacant assets and in-progress build-to-suit properties.

(f)	Separate from operating partnership interests in the Managed REITs and our interests in unconsolidated real estate joint ventures with our affiliate, CPA:17 – Global.

(g)
We calculated the estimated net asset values per share, or NAVs, by relying in part on an estimate of the fair market values of the respective real estate portfolios adjusted to give effect to mortgage loans, both provided by third parties, as well as other adjustments. Refer to the SEC filings of the Managed REITs for the calculation methodologies of the respective NAVs.

(h)	We own limited partnership units of CESH I at its private placement price of $1,000 per share; a NAV for CESH I has not yet been calculated.

Investing for the long runTM | 4

W. P. Carey Inc.
Financial Results
Second Quarter 2018

Investing for the long runTM | 5

W. P. Carey Inc.
Financial Results – Second Quarter 2018

Consolidated Statements of Income – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Revenues
Owned Real Estate:
Lease revenues	$162,634	$163,213	$154,826	$161,511	$158,255
Reimbursable tenant costs	5,733	6,219	5,584	5,397	5,322
Operating property revenues	4,865	7,218	6,910	8,449	8,223
Lease termination income and other	680	942	515	1,227	2,247
	173,912	177,592	167,835	176,584	174,047
Investment Management:
Asset management revenue	17,268	16,985	16,854	17,938	17,966
Reimbursable costs from affiliates	5,537	5,304	6,055	6,211	13,479
Structuring revenue	4,426	1,739	6,217	9,817	14,330
Other advisory revenue	—	190	—	99	706
Dealer manager fees	—	—	—	105	1,000
	27,231	24,218	29,126	34,170	47,481
	201,143	201,810	196,961	210,754	221,528
Operating Expenses
Depreciation and amortization	64,337	65,957	64,015	64,040	62,849
General and administrative	16,442	18,583	17,702	17,236	17,529
Reimbursable tenant and affiliate costs	11,270	11,523	11,639	11,608	18,801
Property expenses, excluding reimbursable tenant costs (a)	8,908	9,899	9,560	10,556	10,530
Stock-based compensation expense	3,698	8,219	4,268	4,635	3,104
Merger and other expenses (b)	2,692	(37)	(533)	65	1,000
Subadvisor fees (c)	1,855	2,032	2,002	5,206	3,672
Impairment charges	—	4,790	2,769	—	—
Restructuring and other compensation (d)	—	—	289	1,356	7,718
Dealer manager fees and expenses	—	—	—	462	2,788
	109,202	120,966	111,711	115,164	127,991
Other Income and Expenses
Interest expense	(41,311)	(38,074)	(40,401)	(41,182)	(42,235)
Equity in earnings of equity method investments in the Managed Programs and real estate	12,558	15,325	16,930	16,318	15,728
Other gains and (losses)	10,586	(2,763)	1,356	(4,569)	(916)
	(18,167)	(25,512)	(22,115)	(29,433)	(27,423)
Income before income taxes and gain on sale of real estate	73,774	55,332	63,135	66,157	66,114
(Provision for) benefit from income taxes	(6,262)	6,002	192	(1,760)	(2,448)
Income before gain on sale of real estate	67,512	61,334	63,327	64,397	63,666
Gain on sale of real estate, net of tax	11,912	6,732	11,146	19,257	3,465
Net Income	79,424	68,066	74,473	83,654	67,131
Net (income) loss attributable to noncontrolling interests	(3,743)	(2,792)	736	(3,376)	(2,813)
Net Income Attributable to W. P. Carey	$75,681	$65,274	$75,209	$80,278	$64,318

Basic Earnings Per Share	$0.70	$0.60	$0.69	$0.74	$0.60
Diluted Earnings Per Share	$0.70	$0.60	$0.69	$0.74	$0.59
Weighted-Average Shares Outstanding
Basic	108,059,394	108,057,940	108,041,556	108,019,292	107,668,218
Diluted	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204

Distributions Declared Per Share	$1.020	$1.015	$1.010	$1.005	$1.000
________

(a)
Amounts for the three and twelve months ended June 30, 2018 include $3.6 million and $21.0 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(c)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with CCIF’s subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(d)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 6

W. P. Carey Inc.
Financial Results – Second Quarter 2018

Statements of Income, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Revenues
Lease revenues	$162,634	$163,213	$154,826	$161,511	$158,255
Reimbursable tenant costs	5,733	6,219	5,584	5,397	5,322
Operating property revenues	4,865	7,218	6,910	8,449	8,223
Lease termination income and other	680	942	515	1,227	2,247
	173,912	177,592	167,835	176,584	174,047
Operating Expenses
Depreciation and amortization	63,374	64,920	62,951	62,970	61,989
General and administrative	10,599	12,065	11,691	11,234	7,803
Property expenses, excluding reimbursable tenant costs (a)	8,908	9,899	9,560	10,556	10,530
Reimbursable tenant costs	5,733	6,219	5,584	5,397	5,322
Merger and other expenses (b)	2,692	(37)	(533)	65	1,000
Stock-based compensation expense	1,990	4,306	2,227	1,880	899
Impairment charges	—	4,790	2,769	—	—
	93,296	102,162	94,249	92,102	87,543
Other Income and Expenses
Interest expense	(41,311)	(38,074)	(40,401)	(41,182)	(42,235)
Equity in earnings of equity method investments in real estate	3,529	3,358	3,535	3,740	3,721
Other gains and (losses)	9,630	(2,887)	594	(4,918)	(1,371)
	(28,152)	(37,603)	(36,272)	(42,360)	(39,885)
Income before income taxes and gain on sale of real estate	52,464	37,827	37,314	42,122	46,619
(Provision for) benefit from income taxes	(1,317)	3,533	4,953	(1,511)	(3,731)
Income before gain on sale of real estate	51,147	41,360	42,267	40,611	42,888
Gain on sale of real estate, net of tax	11,912	6,732	11,146	19,257	3,465
Net Income from Owned Real Estate	63,059	48,092	53,413	59,868	46,353
Net (income) loss attributable to noncontrolling interests	(3,743)	(2,792)	736	(3,376)	(2,813)
Net Income from Owned Real Estate Attributable to W. P. Carey	$59,316	$45,300	$54,149	$56,492	$43,540

Basic Earnings Per Share	$0.55	$0.42	$0.50	$0.52	$0.41
Diluted Earnings Per Share	$0.55	$0.42	$0.50	$0.52	$0.40
Weighted-Average Shares Outstanding
Basic	108,059,394	108,057,940	108,041,556	108,019,292	107,668,218
Diluted	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204
________

(a)
Amounts for the three and twelve months ended June 30, 2018 include $3.6 million and $21.0 million, respectively, of property expenses related to two hotel operating properties, one of which we sold in April 2018.

(b)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

Investing for the long runTM | 7

W. P. Carey Inc.
Financial Results – Second Quarter 2018

Statements of Income, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Revenues
Asset management revenue	$17,268	$16,985	$16,854	$17,938	$17,966
Reimbursable costs from affiliates	5,537	5,304	6,055	6,211	13,479
Structuring revenue	4,426	1,739	6,217	9,817	14,330
Other advisory revenue	—	190	—	99	706
Dealer manager fees	—	—	—	105	1,000
	27,231	24,218	29,126	34,170	47,481
Operating Expenses
General and administrative	5,843	6,518	6,011	6,002	9,726
Reimbursable costs from affiliates	5,537	5,304	6,055	6,211	13,479
Subadvisor fees (a)	1,855	2,032	2,002	5,206	3,672
Stock-based compensation expense	1,708	3,913	2,041	2,755	2,205
Depreciation and amortization	963	1,037	1,064	1,070	860
Restructuring and other compensation (b)	—	—	289	1,356	7,718
Dealer manager fees and expenses	—	—	—	462	2,788
	15,906	18,804	17,462	23,062	40,448
Other Income and Expenses
Equity in earnings of equity method investments in the Managed Programs	9,029	11,967	13,395	12,578	12,007
Other gains and (losses)	956	124	762	349	455
	9,985	12,091	14,157	12,927	12,462
Income before income taxes	21,310	17,505	25,821	24,035	19,495
(Provision for) benefit from income taxes	(4,945)	2,469	(4,761)	(249)	1,283
Net Income from Investment Management Attributable to W. P. Carey	$16,365	$19,974	$21,060	$23,786	$20,778

Basic Earnings Per Share	$0.15	$0.18	$0.19	$0.22	$0.19
Diluted Earnings Per Share	$0.15	$0.18	$0.19	$0.22	$0.19
Weighted-Average Shares Outstanding
Basic	108,059,394	108,057,940	108,041,556	108,019,292	107,668,218
Diluted	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204
________

(a)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees. Pursuant to the terms of the subadvisory agreement we had with CCIF’s subadvisor (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

Investing for the long runTM | 8

W. P. Carey Inc.
Financial Results – Second Quarter 2018

FFO and AFFO, Consolidated – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income attributable to W. P. Carey	$75,681	$65,274	$75,209	$80,278	$64,318
Adjustments:
Depreciation and amortization of real property	63,073	64,580	62,603	62,621	61,636
Gain on sale of real estate, net	(11,912)	(6,732)	(11,146)	(19,257)	(3,465)
Impairment charges	—	4,790	2,769	—	—
Proportionate share of adjustments for noncontrolling interests	(2,729)	(2,782)	(2,696)	(2,692)	(2,562)
Proportionate share of adjustments to equity in net income of partially owned entities	902	1,252	877	866	833
Total adjustments	49,334	61,108	52,407	41,538	56,442
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	125,015	126,382	127,616	121,816	120,760
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	12,303	11,802	17,922	12,459	12,323
Other amortization and non-cash items (c)	(7,437)	5,146	2,198	6,208	6,693
Stock-based compensation	3,698	8,219	4,268	4,635	3,104
Tax expense (benefit) – deferred	3,028	(12,155)	(10,497)	(1,234)	(1,382)
Merger and other expenses (d)	2,692	(37)	(533)	65	1,000
Straight-line and other rent adjustments	(2,637)	(2,296)	(2,002)	(3,212)	(2,965)
Amortization of deferred financing costs	1,905	(194)	2,043	2,184	2,542
Realized losses (gains) on foreign currency	627	(1,515)	(472)	(449)	(378)
Loss (gain) on extinguishment of debt	—	1,609	(81)	1,566	(2,443)
Restructuring and other compensation (e)	—	—	289	1,356	7,718
Proportionate share of adjustments to equity in net income of partially owned entities	3,635	1,752	2,884	3,064	1,978
Proportionate share of adjustments for noncontrolling interests	(230)	(343)	(1,573)	(216)	(513)
Total adjustments	17,584	11,988	14,446	26,426	27,677
AFFO Attributable to W. P. Carey (a)	$142,599	$138,370	$142,062	$148,242	$148,437

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$125,015	$126,382	$127,616	$121,816	$120,760
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.16	$1.16	$1.18	$1.13	$1.12
AFFO attributable to W. P. Carey (a)	$142,599	$138,370	$142,062	$148,242	$148,437
AFFO attributable to W. P. Carey per diluted share (a)	$1.32	$1.28	$1.31	$1.37	$1.38
Diluted weighted-average shares outstanding	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(d)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(e)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

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W. P. Carey Inc.
Financial Results – Second Quarter 2018

FFO and AFFO, Owned Real Estate – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income from Owned Real Estate attributable to W. P. Carey	$59,316	$45,300	$54,149	$56,492	$43,540
Adjustments:
Depreciation and amortization of real property	63,073	64,580	62,603	62,621	61,636
Gain on sale of real estate, net	(11,912)	(6,732)	(11,146)	(19,257)	(3,465)
Impairment charges	—	4,790	2,769	—	—
Proportionate share of adjustments for noncontrolling interests	(2,729)	(2,782)	(2,696)	(2,692)	(2,562)
Proportionate share of adjustments to equity in net income of partially owned entities	902	1,252	877	866	833
Total adjustments	49,334	61,108	52,407	41,538	56,442
FFO (as defined by NAREIT) Attributable to W. P. Carey – Owned Real Estate (a)	108,650	106,408	106,556	98,030	99,982
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	12,303	11,802	17,922	12,459	12,323
Other amortization and non-cash items (c)	(7,176)	4,826	2,260	6,808	7,038
Merger and other expenses (d)	2,692	(37)	(533)	65	1,000
Straight-line and other rent adjustments	(2,637)	(2,296)	(2,002)	(3,212)	(2,965)
Stock-based compensation	1,990	4,306	2,227	1,880	899
Amortization of deferred financing costs	1,905	(194)	2,043	2,184	2,542
Tax (benefit) expense – deferred	(1,767)	(9,518)	(15,047)	(2,694)	33
Realized losses (gains) on foreign currency	633	(1,558)	(477)	(454)	(382)
Loss (gain) on extinguishment of debt	—	1,609	(81)	1,566	(2,443)
Proportionate share of adjustments to equity in net income of partially owned entities	99	(71)	41	(79)	(92)
Proportionate share of adjustments for noncontrolling interests	(230)	(343)	(1,573)	(216)	(513)
Total adjustments	7,812	8,526	4,780	18,307	17,440
AFFO Attributable to W. P. Carey – Owned Real Estate (a)	$116,462	$114,934	$111,336	$116,337	$117,422

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Owned Real Estate (a)	$108,650	$106,408	$106,556	$98,030	$99,982
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Owned Real Estate (a)	$1.01	$0.98	$0.99	$0.91	$0.93
AFFO attributable to W. P. Carey – Owned Real Estate (a)	$116,462	$114,934	$111,336	$116,337	$117,422
AFFO attributable to W. P. Carey per diluted share – Owned Real Estate (a)	$1.08	$1.06	$1.03	$1.07	$1.09
Diluted weighted-average shares outstanding	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(c)	Primarily represents unrealized gains and losses from foreign exchange movements and derivatives.

(d)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

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W. P. Carey Inc.
Financial Results – Second Quarter 2018

FFO and AFFO, Investment Management – Last Five Quarters
In thousands, except share and per share amounts.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income from Investment Management attributable to W. P. Carey	$16,365	$19,974	$21,060	$23,786	$20,778
FFO (as defined by NAREIT) Attributable to W. P. Carey – Investment Management (a)	16,365	19,974	21,060	23,786	20,778
Adjustments:
Tax expense (benefit) – deferred	4,795	(2,637)	4,550	1,460	(1,415)
Stock-based compensation	1,708	3,913	2,041	2,755	2,205
Other amortization and non-cash items (b)	(261)	320	(62)	(600)	(345)
Realized (gains) losses on foreign currency	(6)	43	5	5	4
Restructuring and other compensation (c)	—	—	289	1,356	7,718
Proportionate share of adjustments to equity in net income of partially owned entities	3,536	1,823	2,843	3,143	2,070
Total adjustments	9,772	3,462	9,666	8,119	10,237
AFFO Attributable to W. P. Carey – Investment Management (a)	$26,137	$23,436	$30,726	$31,905	$31,015

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey – Investment Management (a)	$16,365	$19,974	$21,060	$23,786	$20,778
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share – Investment Management (a)	$0.15	$0.18	$0.19	$0.22	$0.19
AFFO attributable to W. P. Carey – Investment Management (a)	$26,137	$23,436	$30,726	$31,905	$31,015
AFFO attributable to W. P. Carey per diluted share – Investment Management (a)	$0.24	$0.22	$0.28	$0.30	$0.29
Diluted weighted-average shares outstanding	108,234,934	108,211,936	108,208,918	108,143,694	107,783,204
________

(a)	FFO and AFFO are non-GAAP measures. See the Terms and Definitions section in the Appendix for a description of our non-GAAP measures.

(b)	Primarily represents unrealized gains and losses from foreign exchange movements.

(c)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

Investing for the long runTM | 11

W. P. Carey Inc.
Financial Results – Second Quarter 2018

Elements of Pro Rata Statement of Income and AFFO Adjustments
In thousands. For the three months ended June 30, 2018.

We believe that the table below is useful for investors to help them better understand our business by illustrating the impact of each of our AFFO adjustments on our GAAP statement of income line items. This presentation is not an alternative to the GAAP statement of income, nor is AFFO an alternative to net income as determined by GAAP.

	Equity Investments (a)	Noncontrolling Interests (b)	AFFO Adjustments
Revenues
Owned Real Estate:
Lease revenues	$4,869	$(6,165)	$9,111	(c)
Reimbursable tenant costs	24	(166)	(156)
Operating property revenues:
Hotel revenues	—	—	—
Lease termination income and other	—	(1)	(14)

Investment Management:
Asset management revenue	—	—	—
Reimbursable costs from affiliates	—	—	—
Structuring revenue	—	—	—

Operating Expenses
Depreciation and amortization	347	(2,737)	(60,670)	(d)
General and administrative	—	(4)	—
Reimbursable tenant and affiliate costs	24	(166)	(156)
Property expenses, excluding reimbursable tenant costs:
Hotel expenses	—	—	—
Non-reimbursable property expenses	168	(167)	(298)	(e)
Stock-based compensation expense	—	—	(3,698)	(e)
Merger and other expenses	—	—	(2,692)	(f)
Subadvisor fees (g)	—	—	—

Other Income and Expenses
Interest expense	(604)	(237)	1,926	(h)
Equity in earnings of equity method investments in the Managed Programs and real estate:
Income related to our general partnership interests in the Managed REITs	—	—	—
Joint ventures	(3,755)	(1)	555	(i)
Income related to our ownership in the Managed Programs	—	—	3,540	(j)
Other gains and (losses)	(1)	(190)	(6,756)	(k)

Provision for income taxes	6	(57)	3,110	(l)
Gain on sale of real estate, net of tax	—	—	(11,912)
Net income attributable to noncontrolling interests	—	3,743	—
________

(a)	Represents the break-out by line item of amounts recorded in Equity in earnings of equity method investments in the Managed Programs and real estate.

(b)	Represents the break-out by line item of amounts recorded in Net income attributable to noncontrolling interests.

(c)	Represents the reversal of amortization of above- or below-market lease intangibles of $12.0 million and the elimination of non-cash amounts related to straight-line rent and other of $2.9 million.

(d)	Adjustment is a non-cash adjustment excluding corporate depreciation and amortization.

(e)	Adjustment to exclude a non-cash item.

(f)	Adjustment primarily to exclude costs incurred in connection with the Proposed Merger.

(g)
The subadvisors for CWI 1, CWI 2 and CPA:18 – Global earn a percentage of gross fees recorded, which we account for as an expense and are recorded as Subadvisor fees in our consolidated statements of income. The amounts paid to the subadvisors are the differences between gross and net fees.

(h)	Represents the elimination of non-cash components of interest expense, such as deferred financing costs, debt premiums and discounts.

(i)	Adjustments to include our pro rata share of AFFO adjustments from equity investments.

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W. P. Carey Inc.
Financial Results – Second Quarter 2018

(j)
Represents Adjusted MFFO from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs. Adjusted MFFO is defined as MFFO adjusted for deferred taxes and excluding the adjustment for realized gains and losses on hedges.

(k)	Represents eliminations of gains (losses) related to the extinguishment of debt, foreign currency, unrealized gains (losses) on derivatives and other items.

(l)	Primarily represents the elimination of deferred taxes.

Investing for the long runTM | 13

W. P. Carey Inc.
Financial Results – Second Quarter 2018

Capital Expenditures
In thousands. For the three months ended June 30, 2018.

Tenant Improvements and Leasing Costs
Tenant improvements	$275
Leasing costs	1,136
Tenant Improvements and Leasing Costs	1,411

Maintenance Capital Expenditures
Operating property	1,891
Net-lease properties	25
Maintenance Capital Expenditures	1,916

Total: Tenant Improvements and Leasing Costs, and Maintenance Capital Expenditures	$3,327

Investing for the long runTM | 14

W. P. Carey Inc.
Balance Sheets and Capitalization
Second Quarter 2018

Investing for the long runTM | 15

W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2018

Consolidated Balance Sheets
In thousands, except share and per share amounts.

	Jun. 30, 2018	Dec. 31, 2017
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,651,906	$5,457,265
Net investments in direct financing leases	705,588	721,607
In-place lease and other intangible assets	1,228,241	1,213,976
Above-market rent intangible assets	631,977	640,480
Investments in real estate	8,217,712	8,033,328
Accumulated depreciation and amortization (b)	(1,445,397)	(1,329,613)
Net investments in real estate	6,772,315	6,703,715
Equity investments in the Managed Programs and real estate (c)	363,622	341,457
Cash and cash equivalents	122,430	162,312
Due from affiliates	78,100	105,308
Other assets, net	288,173	274,650
Goodwill	642,060	643,960
Total assets	$8,266,700	$8,231,402

Liabilities and Equity
Debt:
Senior unsecured notes, net	$3,018,475	$2,474,661
Unsecured revolving credit facility	396,917	216,775
Unsecured term loans, net	—	388,354
Non-recourse mortgages, net	985,666	1,185,477
Debt, net	4,401,058	4,265,267
Accounts payable, accrued expenses and other liabilities	245,288	263,053
Below-market rent and other intangible liabilities, net	107,542	113,957
Deferred income taxes	88,871	67,009
Distributions payable	110,972	109,766
Total liabilities	4,953,731	4,819,052
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 107,200,687 and 106,922,616 shares, respectively, issued and outstanding	107	107
Additional paid-in capital	4,443,374	4,433,573
Distributions in excess of accumulated earnings	(1,132,182)	(1,052,064)
Deferred compensation obligation	36,007	46,656
Accumulated other comprehensive loss	(247,402)	(236,011)
Total stockholders' equity	3,099,904	3,192,261
Noncontrolling interests	212,100	219,124
Total equity	3,312,004	3,411,385
Total liabilities and equity	$8,266,700	$8,231,402
________

(a)	Includes $42.3 million and $83.0 million of amounts attributable to operating properties as of June 30, 2018 and December 31, 2017, respectively. We sold one hotel operating property in April 2018.

(b)
Includes $679.0 million and $630.0 million of accumulated depreciation on buildings and improvements as of June 30, 2018 and December 31, 2017, respectively, and $766.4 million and $699.7 million of accumulated amortization on lease intangibles as of June 30, 2018 and December 31, 2017, respectively.

(c)
Our equity investments in the Managed Programs totaled $225.3 million and $201.4 million as of June 30, 2018 and December 31, 2017, respectively. Our equity investments in real estate joint ventures totaled $138.3 million and $140.0 million as of June 30, 2018 and December 31, 2017, respectively.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2018

Capitalization
In thousands, except share and per share amounts. As of June 30, 2018.

Description	Shares	Share Price	Market Value
Equity
Common equity	107,200,687	$66.35	$7,112,766
Preferred equity			—
Total Equity Market Capitalization			7,112,766

			Outstanding Balance (a)
Pro Rata Debt
Non-recourse mortgages			1,007,066
Unsecured revolving credit facility (due February 22, 2021)			396,917
Senior unsecured notes:
Due January 20, 2023			582,900
Due April 1, 2024			500,000
Due July 19, 2024			582,900
Due February 1, 2025			450,000
Due October 1, 2026			350,000
Due April 15, 2027			582,900
Total Pro Rata Debt			4,452,683

Total Capitalization			$11,565,449
________

(a)	Excludes unamortized deferred financing costs totaling $18.6 million and unamortized discount, net totaling $15.0 million as of June 30, 2018.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2018

Debt Overview
Dollars in thousands. Pro rata. As of June 30, 2018.

	USD-Denominated		EUR-Denominated		GBP-Denominated		Total
							Outstanding Balance
	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted -Avg. Interest Rate	Out-standing Balance (in USD)	Weigh-ted Avg. Interest Rate	Amount (a) (b) (in USD)	% of Total	Weigh-ted -Avg. Interest Rate	Weigh-ted -Avg. Maturity (Years)
Non-Recourse Debt
Fixed	$726,568	5.7%	$109,842	4.3%	$10,333	5.6%	$846,743	19.0%	5.5%	4.2
Variable:
Swapped	95,519	4.9%	1,976	8.5%	—	—%	97,495	2.2%	5.0%	2.6
Floating	44,892	3.8%	—	—%	—	—%	44,892	1.0%	3.8%	1.7
Capped	—	—%	17,936	3.3%	—	—%	17,936	0.4%	3.3%	3.1
Total Pro Rata Non-Recourse Debt	866,979	5.5%	129,754	4.2%	10,333	5.6%	1,007,066	22.6%	5.3%	3.9

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023	—	—%	582,900	2.0%	—	—%	582,900	13.1%	2.0%	4.6
Due April 1, 2024	500,000	4.6%	—	—%	—	—%	500,000	11.2%	4.6%	5.8
Due July 19, 2024	—	—%	582,900	2.3%	—	—%	582,900	13.1%	2.3%	6.1
Due February 1, 2025	450,000	4.0%	—	—%	—	—%	450,000	10.1%	4.0%	6.6
Due October 1, 2026	350,000	4.3%	—	—%	—	—%	350,000	7.9%	4.3%	8.3
Due April 15, 2027	—	—%	582,900	2.1%	—	—%	582,900	13.1%	2.1%	8.8
Total Senior Unsecured Notes	1,300,000	4.3%	1,748,700	2.1%	—	—%	3,048,700	68.5%	3.1%	6.6
Variable:
Unsecured revolving credit facility (due February 22, 2021) (c)	195,000	3.1%	201,917	1.0%	—	—%	396,917	8.9%	2.0%	2.7
Total Recourse Debt	1,495,000	4.1%	1,950,617	2.0%	—	—%	3,445,617	77.4%	2.9%	6.1

Total Pro Rata Debt Outstanding	$2,361,979	4.6%	$2,080,371	2.1%	$10,333	5.6%	$4,452,683	100.0%	3.5%	5.6
________

(a)	Debt data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $18.6 million and unamortized discount, net totaling $15.0 million as of June 30, 2018.

(c)
Depending on the currency, we incurred interest at either London Interbank Offered Rate (LIBOR) or Euro Interbank Offered Rate (EURIBOR) plus 1.00% on our Unsecured revolving credit facility. EURIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.1 billion as of June 30, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2018

Debt Maturity
Dollars in thousands. Pro rata. As of June 30, 2018.

	Real Estate		Debt
	Number of Properties (a)		Weighted- Average Interest Rate		Total Outstanding Balance (b) (c)	% of Total Outstanding Balance
Year of Maturity		ABR (a)		Balloon
Non-Recourse Debt
Remaining 2018	4	$5,925	6.8%	$31,696	$31,907	0.7%
2019	10	16,165	6.1%	46,662	50,549	1.1%
2020	22	47,576	4.9%	221,445	244,562	5.5%
2021	14	25,686	5.5%	107,094	121,625	2.7%
2022	30	43,225	5.1%	202,234	234,554	5.3%
2023	25	36,776	5.1%	91,087	131,532	3.0%
2024	22	20,785	5.9%	3,444	53,029	1.2%
2025	13	14,915	4.8%	52,825	86,695	1.9%
2026	7	10,154	6.6%	18,992	42,264	1.0%
2027	1	2,423	5.8%	—	10,349	0.2%
Total Pro Rata Non-Recourse Debt	148	$223,630	5.3%	$775,479	1,007,066	22.6%

Recourse Debt
Fixed – Senior unsecured notes:
Due January 20, 2023			2.0%		582,900
Due April 1, 2024			4.6%		500,000
Due July 19, 2024			2.3%		582,900
Due February 1, 2025			4.0%		450,000
Due October 1, 2026			4.3%		350,000
Due April 15, 2027			2.1%		582,900
Total Senior Unsecured Notes			3.1%		3,048,700	68.5%
Variable:
Unsecured revolving credit facility (due February 22, 2021) (d)			2.0%		396,917	8.9%
Total Recourse Debt			2.9%		3,445,617	77.4%

Total Pro Rata Debt Outstanding			3.5%		$4,452,683	100.0%
________

(a)	Represents the number of properties and ABR associated with the debt that is maturing in each respective year.

(b)
Debt maturity data is presented on a pro rata basis. See the Terms and Definitions section in the Appendix for a description of pro rata. Total outstanding balance includes balloon payments and scheduled amortization for our non-recourse debt.

(c)	Excludes unamortized deferred financing costs totaling $18.6 million and unamortized discount, net totaling $15.0 million as of June 30, 2018.

(d)
Depending on the currency, we incurred interest at either LIBOR or EURIBOR plus 1.00% on our Unsecured revolving credit facility. EURIBOR has a floor of 0.00% under the terms of our credit agreement. Availability under our Unsecured revolving credit facility was $1.1 billion as of June 30, 2018. The aggregate principal amount (of revolving and term loans) available under our credit agreement may be increased up to an amount not to exceed the U.S. dollar equivalent of $2.35 billion.

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W. P. Carey Inc.
Balance Sheets and Capitalization – Second Quarter 2018

Senior Unsecured Notes
As of June 30, 2018.

Ratings

	Issuer / Corporate		Senior Unsecured Notes
Ratings Agency	Rating	Outlook	Rating	Outlook
Moody's	Baa2	Stable	Baa2	Stable
Standard & Poor's	BBB	Stable	BBB	Stable

Senior Unsecured Note Covenants

The following is a summary of the key financial covenants for the Senior Unsecured Notes, along with our estimated calculations of our compliance with those covenants at the end of the period presented. These ratios are not measures of our liquidity or performance and serve only to demonstrate our ability to incur additional debt, as permitted by the covenants for the Senior Unsecured Notes.

Covenant	Metric	Required	As of Jun. 30, 2018
Limitation on the incurrence of debt	"Total Debt" / "Total Assets"	≤ 60%	44.9%
Limitation on the incurrence of secured debt	"Secured Debt" / "Total Assets"	≤ 40%	10.0%
Limitation on the incurrence of debt based on consolidated EBITDA to annual debt service charge	"Consolidated EBITDA" / "Annual Debt Service Charge"	≥ 1.5x	4.8x
Maintenance of unencumbered asset value	"Unencumbered Assets" / "Total Unsecured Debt"	≥ 150%	192.0%

Investing for the long runTM | 20

W. P. Carey Inc.
Owned Real Estate
Second Quarter 2018

Investing for the long runTM | 21

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Investment Activity – Capital Investment Projects (a)
Dollars in thousands. Pro rata.

		Primary Transaction Type	Property Type	Expected Completion Date	Estimated Change in Square Footage	Lease Term (Years)	Funded During Three Months Ended Jun. 30, 2018	Total Funded Through Jun. 30, 2018	Maximum Commitment
Tenant	Location								Remaining	Total
Nord Anglia Education, Inc. (b)	Coconut Creek, FL	Build-to-Suit	Education Facility	Q3 2018	130,000	25	$5,499	$18,624	$5,590	$24,810
Ontex BVBA (c)	Radomsko, Poland	Build-to-Suit	Industrial	Q3 2018	280,897	15	5,703	8,500	7,240	15,740
Nord Anglia Education, Inc. (b)	Windermere, FL	Build-to-Suit	Education Facility	Q3 2018	38,000	25	3,371	10,669	4,481	15,442
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c) (d)	Germany	Renovation	Retail	Q3 2018	N/A	19	1,932	2,901	5,462	8,363
Hellweg Die Profi-Baumärkte GmbH & Co. KG (c)	Germany	Renovation	Retail	Q3 2018	N/A	19	—	366	5,346	5,712
Auria Solutions Ltd.	Holmesville, OH	Expansion	Industrial	Q1 2019	32,000	17	—	—	3,140	3,140
Astellas US Holding, Inc.	Westborough, MA	Redevelopment	Laboratory	Q3 2019	10,063	18	—	—	51,677	51,677
Nippon Express Co., Ltd. (c)	Rotterdam, the Netherlands	Expansion	Industrial	Q3 2019	353,239	10	75	75	19,924	19,999
Total					844,199		$16,580	$41,135	$102,860	$144,883
________

(a)
This schedule includes future estimates for which we can give no assurance as to timing or amounts. Completed capital investment projects are included in the Investment Activity – Acquisitions and Completed Capital Investment Projects section. Funding amounts exclude capitalized construction interest.

(b)	Interest earned on the funding for these properties is excluded from the remaining commitments.

(c)	Commitment amounts are based on the exchange rate of the euro at period end.

(d)
This project relates to a jointly owned investment that we consolidate, and in which our affiliate, CPA:17 – Global, has a 36.52% equity interest. Funding and commitment amounts are presented on a pro rata basis. On a consolidated basis, (i) the total amount funded during the three months ended June 30, 2018 was $3.0 million, (ii) the total amount funded through June 30, 2018 was $4.6 million, (iii) the remaining commitment was $8.6 million and (vi) the total maximum commitment was $13.2 million.

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W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Investment Activity – Acquisitions and Completed Capital Investment Projects
Dollars in thousands. Pro rata. For the six months ended June 30, 2018.

		Gross Investment Amount	Closing Date / Asset Completion Date	Property Type(s)	Gross Square Footage
Tenant / Lease Guarantor	Property Location(s)
Acquisitions
1Q18
LKQ Corporation	Sellersburg, IN	$6,108	Feb-18	Warehouse	75,375
Undisclosed (3 properties) (a)	Appleton, Madison and Waukesha, WI	79,109	Mar-18	Retail, Warehouse	771,354
1Q18 Total		85,217			846,729

2Q18
Forterra, Inc. (b)	Bessemer, AL	85,527	Jun-18	Industrial	1,020,422
Danske Fragtmænd A/S (15 properties) (c)	Various, Denmark	186,589	Jun-18	Warehouse, Office	1,986,823
2Q18 Total		272,116			3,007,245

Year-to-Date Total		357,333			3,853,974

Completed Capital Investment Projects
1Q18
Nord Anglia Education, Inc. (d)	Houston, TX	20,977	Jan-18	Education Facility	98,678
1Q18 Total		20,977			98,678

2Q18
Schlage Lock Company LLC (c)	Zawiercie, Poland	11,386	Apr-18	Industrial	155,108
Auria Solutions Ltd.	Albemarle and Old Fort, NC	2,180	Apr-18	Industrial	N/A
Griffith Foods Group Inc. (e)	Chicago, IL	3,511	Jun-18	Industrial	N/A
2Q18 Total		17,077			155,108

Year-to-Date Total		38,054			253,786

Year-to-Date Total Acquisitions and Completed Capital Investment Projects		$395,387			4,107,760
________

(a)	Tenant undisclosed under terms of the lease agreement.

(b)	Property was acquired in exchange for 23 properties, which were transferred back to the same tenant in a nonmonetary swap transaction. Amount is based on the fair value of the property acquired.

(c)	Amount reflects the applicable exchange rate on the date of the transaction.

(d)	Rent related to this project commenced on March 1, 2018.

(e)	Rent related to this project commenced on July 1, 2018.

Investing for the long runTM | 23

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Investment Activity – Dispositions
Dollars in thousands. Pro rata. For the six months ended June 30, 2018.

Tenant / Lease Guarantor	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)	Gross Square Footage
1Q18
Carl Leipold GmbH (a)	Bunde, Germany	$1,217	Mar-18	Industrial, Office	36,797
Compass Group USA, Inc. (b)	Lafayette, LA	1,650	Mar-18	Office	33,818
Multiple tenants	Nashville, TN	12,600	Mar-18	Office	64,693
IAC Soft Trim Properties, LLC	Springfield, TN	4,250	Mar-18	Industrial	144,072
Mantsinen Group Ltd. Oy (a)	Ylämylly, Finland	15,769	Mar-18	Industrial	172,083
1Q18 Total		35,486			451,463

2Q18
DoubleTree	Memphis, TN	38,950	Apr-18	Hotel	42,500
Vacant	Orlando, FL	3,800	May-18	Warehouse	58,827
Forterra, Inc. (23 properties) (a) (c)	Various, United States (20 properties) and Canada (3 properties)	85,527	Jun-18	Industrial	1,853,830
2Q18 Total		128,277			1,955,157

Year-to-Date Total Dispositions		$163,763			2,406,620
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	This multi-tenant property had approximately 25,000 vacant square feet as of the date of disposition.

(c)	Properties were disposed of in exchange for one property acquired from the same tenant valued at this amount in a nonmonetary swap transaction.

Investing for the long runTM | 24

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Joint Ventures
Dollars in thousands. As of June 30, 2018.

Joint Venture or JV (Principal Tenant)	JV Partnership		Consolidated		Pro Rata (a)
	Partner	WPC %	Debt Outstanding (b)	ABR	Debt Outstanding (c)	ABR
Unconsolidated Joint Ventures (Equity Method Investments) (d)
Wanbishi Archives Co. Ltd. (e)	CPA:17 – Global	3.00%	$—	$2,756	$—	$83
Jumbo Logistiek Vastgoed B.V. (e)	CPA:17 – Global	15.00%	73,559	14,521	11,034	2,178
ALSO Actebis GmbH (e)	CPA:17 – Global	30.00%	—	3,877	—	1,163
Wagon Automotive GmbH (e)	CPA:17 – Global	33.33%	—	3,372	—	1,124
Frontier Spinning Mills, Inc.	CPA:17 – Global	40.00%	—	5,342	—	2,137
The New York Times Company	CPA:17 – Global	45.00%	99,759	27,656	44,891	12,445
Total Unconsolidated Joint Ventures			173,318	57,524	55,925	19,130

Consolidated Joint Ventures
Berry Global Inc. (f)	CPA:17 – Global	50.00%	22,841	7,587	11,421	3,793
Tesco Global Aruhazak Zrt. (e)	CPA:17 – Global	51.00%	35,169	6,738	17,936	3,436
Dick’s Sporting Goods, Inc. (f)	CPA:17 – Global	55.10%	18,675	3,581	10,290	1,973
Hellweg Die Profi-Baumärkte GmbH & Co. KG (e) (f)	CPA:17 – Global	63.48%	—	33,102	—	21,013
Eroski Sociedad Cooperativa (e)	CPA:17 – Global	70.00%	—	2,440	—	1,708
U-Haul Moving Partners, Inc. and Mercury Partners, LP	CPA:17 – Global	88.46%	—	36,008	—	31,853
McCoy-Rockford, Inc.	Third party	90.00%	3,349	857	3,013	771
Total Consolidated Joint Ventures			80,034	90,313	42,660	64,547
Total Unconsolidated and Consolidated Joint Ventures			$253,352	$147,837	$98,585	$83,677
________

(a)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(b)	Excludes unamortized deferred financing costs totaling $0.6 million and unamortized premium, net totaling $0.3 million as of June 30, 2018.

(c)	Excludes unamortized deferred financing costs totaling $0.2 million and unamortized premium, net totaling $0.1 million as of June 30, 2018.

(d)	Excludes a preferred equity position in a jointly owned investment, Beach House JV, LLC, which did not have debt outstanding or ABR as of June 30, 2018.

(e)	Amounts are based on the applicable exchange rate at the end of the period.

(f)	Excludes certain properties leased to the tenants that we consolidate and in which we have a 100% ownership interest.

Investing for the long runTM | 25

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Top Ten Tenants
Dollars in thousands. Pro rata. As of June 30, 2018.

Tenant / Lease Guarantor	Property Type	Tenant Industry	Location	Number of Properties	ABR	ABR %	Weighted-Average Lease Term (Years)
Hellweg Die Profi-Baumärkte GmbH & Co. KG (a)	Retail	Retail Stores	Germany	53	$35,640	5.1%	18.7
U-Haul Moving Partners Inc. and Mercury Partners, LP	Self Storage	Cargo Transportation, Consumer Services	United States	78	31,853	4.6%	5.8
State of Andalucia (a)	Office	Sovereign and Public Finance	Spain	70	28,802	4.2%	16.5
Pendragon PLC (a)	Retail	Retail Stores, Consumer Services	United Kingdom	70	21,673	3.1%	11.8
Marriott Corporation	Hotel	Hotel, Gaming and Leisure	United States	18	20,065	2.9%	5.4
Forterra, Inc. (a) (b)	Industrial	Construction and Building	United States and Canada	27	18,016	2.6%	25.0
OBI Group (a)	Office, Retail	Retail Stores	Poland	18	16,289	2.3%	5.9
True Value Company	Warehouse	Retail Stores	United States	7	15,993	2.3%	4.5
Nord Anglia Education, Inc.	Education Facility	Consumer Services	United States	3	15,521	2.2%	23.5
UTI Holdings, Inc.	Education Facility	Consumer Services	United States	5	14,484	2.1%	3.7
Total (c)				349	$218,336	31.4%	12.5
________

(a)	ABR amounts are subject to fluctuations in foreign currency exchange rates.

(b)	Of the 27 properties leased to Forterra, Inc., 25 are located in the United States and two are located in Canada.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 26

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Diversification by Property Type
In thousands, except percentages. Pro rata. As of June 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Property Type	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
Industrial	$139,562	20.1%	27,209	31.4%	$81,040	17.2%	16,651	27.4%
Office	103,885	15.0%	6,321	7.3%	43,803	9.3%	3,061	5.0%
Retail	30,365	4.4%	2,337	2.7%	21,279	4.5%	1,674	2.8%
Warehouse	79,117	11.4%	15,490	17.9%	42,268	9.0%	8,409	13.8%
Self Storage (net lease)	31,853	4.6%	3,535	4.1%	31,853	6.8%	3,535	5.8%
Other (c)	70,854	10.2%	4,443	5.1%	33,715	7.2%	1,970	3.2%
U.S. Total	455,636	65.7%	59,335	68.5%	253,958	54.0%	35,300	58.0%

International
Industrial	58,948	8.5%	10,027	11.6%	58,797	12.5%	10,016	16.5%
Office	64,379	9.3%	4,744	5.5%	51,105	10.9%	4,168	6.8%
Retail (d)	82,609	11.9%	7,569	8.7%	82,610	17.6%	7,569	12.4%
Warehouse	31,910	4.6%	4,968	5.7%	23,382	5.0%	3,817	6.3%
Self Storage (net lease)	—	—%	—	—%	—	—%	—	—%
Other	—	—%	—	—%	—	—%	—	—%
International Total	237,846	34.3%	27,308	31.5%	215,894	46.0%	25,570	42.0%

Total
Industrial	198,510	28.6%	37,236	43.0%	139,837	29.7%	26,667	43.9%
Office	168,264	24.3%	11,065	12.8%	94,908	20.2%	7,229	11.8%
Retail (d)	112,974	16.3%	9,906	11.4%	103,889	22.1%	9,243	15.2%
Warehouse	111,027	16.0%	20,458	23.6%	65,650	14.0%	12,226	20.1%
Self Storage (net lease)	31,853	4.6%	3,535	4.1%	31,853	6.8%	3,535	5.8%
Other (c)	70,854	10.2%	4,443	5.1%	33,715	7.2%	1,970	3.2%
Total (e)	$693,482	100.0%	86,643	100.0%	$469,852	100.0%	60,870	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(d)	Includes automotive dealerships.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 27

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Diversification by Tenant Industry
In thousands, except percentages. Pro rata. As of June 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Industry Type	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
Retail Stores (b)	$124,396	17.9%	15,687	18.1%	$95,273	20.3%	10,354	17.0%
Consumer Services	73,537	10.6%	5,703	6.6%	56,630	12.0%	4,443	7.3%
Automotive	55,515	8.0%	8,900	10.3%	48,844	10.4%	7,766	12.8%
Sovereign and Public Finance	41,949	6.0%	3,364	3.9%	32,394	6.9%	3,000	4.9%
Cargo Transportation	41,307	6.0%	5,847	6.7%	34,850	7.4%	5,410	8.9%
Construction and Building	38,380	5.5%	7,464	8.6%	26,670	5.7%	5,492	9.0%
Hotel, Gaming and Leisure	35,368	5.1%	2,254	2.6%	15,215	3.2%	1,040	1.7%
Beverage, Food and Tobacco	30,713	4.4%	6,876	7.9%	30,713	6.5%	6,876	11.3%
Healthcare and Pharmaceuticals	28,249	4.1%	2,048	2.4%	14,333	3.0%	1,119	1.8%
High Tech Industries	28,197	4.1%	2,479	2.8%	18,632	4.0%	1,533	2.5%
Containers, Packaging and Glass	27,680	4.0%	5,325	6.1%	7,874	1.7%	1,556	2.6%
Media: Advertising, Printing and Publishing	23,121	3.3%	1,588	1.8%	4,689	1.0%	655	1.1%
Capital Equipment	21,115	3.0%	3,522	4.1%	16,302	3.5%	2,457	4.0%
Business Services	14,187	2.0%	1,723	2.0%	10,194	2.2%	1,473	2.4%
Durable Consumer Goods	11,606	1.7%	2,485	2.9%	3,464	0.7%	1,139	1.9%
Grocery	11,505	1.7%	1,228	1.4%	5,064	1.1%	388	0.6%
Aerospace and Defense	10,769	1.6%	1,115	1.3%	6,588	1.4%	788	1.3%
Wholesale	9,798	1.4%	1,625	1.9%	3,885	0.8%	706	1.2%
Banking	9,726	1.4%	702	0.8%	1,736	0.4%	106	0.2%
Chemicals, Plastics and Rubber	9,485	1.4%	1,108	1.3%	3,237	0.7%	437	0.7%
Metals and Mining	9,023	1.3%	1,341	1.5%	3,396	0.7%	772	1.3%
Oil and Gas	8,189	1.2%	333	0.4%	8,189	1.7%	333	0.5%
Non-Durable Consumer Goods	8,156	1.2%	1,883	2.2%	5,919	1.3%	1,355	2.2%
Telecommunications	7,155	1.0%	418	0.5%	3,215	0.7%	166	0.3%
Other (c)	14,356	2.1%	1,625	1.9%	12,546	2.7%	1,506	2.5%
Total (d)	$693,482	100.0%	86,643	100.0%	$469,852	100.0%	60,870	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes automotive dealerships.

(c)
Includes ABR from tenants in the following industries: insurance, electricity, media: broadcasting and subscription, forest products and paper and environmental industries. Also includes square footage for vacant properties.

(d)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 28

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Diversification by Geography
In thousands, except percentages. Pro rata. As of June 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Region	ABR	ABR %	Square Footage (b)	Sq. ft. %	ABR	ABR %	Square Footage (b)	Sq. ft. %
U.S.
South
Texas	$57,378	8.3%	7,702	8.9%	$33,391	7.1%	4,925	8.1%
Florida	29,943	4.3%	2,598	3.0%	26,798	5.7%	2,342	3.8%
Georgia	21,388	3.1%	3,210	3.7%	16,173	3.4%	2,343	3.9%
Tennessee	13,198	1.9%	1,985	2.3%	4,600	1.0%	993	1.6%
Alabama	10,042	1.5%	1,920	2.2%	10,042	2.1%	1,920	3.2%
Other (c)	5,843	0.8%	1,096	1.3%	5,180	1.1%	937	1.5%
Total South	137,792	19.9%	18,511	21.4%	96,184	20.4%	13,460	22.1%

East
North Carolina	19,043	2.8%	4,517	5.2%	12,093	2.6%	3,238	5.3%
New Jersey	19,004	2.7%	1,097	1.3%	8,529	1.8%	601	1.0%
New York	18,524	2.7%	1,178	1.4%	758	0.2%	66	0.1%
Pennsylvania	18,080	2.6%	2,525	2.9%	9,411	2.0%	1,583	2.6%
Massachusetts	15,551	2.2%	1,390	1.6%	11,309	2.4%	1,163	1.9%
Virginia	7,655	1.1%	1,025	1.2%	6,900	1.5%	531	0.9%
Connecticut	6,969	1.0%	1,135	1.3%	1,999	0.4%	251	0.4%
Other (c)	18,183	2.6%	3,782	4.4%	7,941	1.7%	2,093	3.5%
Total East	123,009	17.7%	16,649	19.3%	58,940	12.6%	9,526	15.7%

West
California	41,686	6.0%	3,187	3.7%	14,867	3.2%	1,451	2.4%
Arizona	27,045	3.9%	3,049	3.5%	8,577	1.8%	685	1.1%
Colorado	9,983	1.5%	864	1.0%	6,306	1.3%	509	0.8%
Other (c)	27,034	3.9%	3,225	3.7%	17,250	3.7%	1,943	3.2%
Total West	105,748	15.3%	10,325	11.9%	47,000	10.0%	4,588	7.5%

Midwest
Illinois	21,123	3.0%	3,111	3.6%	8,928	1.9%	1,637	2.7%
Michigan	12,263	1.8%	1,456	1.7%	12,263	2.6%	1,456	2.4%
Indiana	9,708	1.4%	1,493	1.7%	3,526	0.8%	508	0.8%
Wisconsin	9,036	1.3%	1,585	1.8%	7,679	1.6%	1,414	2.3%
Minnesota	8,909	1.3%	904	1.0%	7,190	1.5%	644	1.1%
Ohio	8,285	1.2%	1,776	2%	4,231	0.9%	913	1.5%
Other (c)	19,763	2.8%	3,525	4.1%	8,017	1.7%	1,154	1.9%
Total Midwest	89,087	12.8%	13,850	15.9%	51,834	11.0%	7,726	12.7%
U.S. Total	455,636	65.7%	59,335	68.5%	253,958	54.0%	35,300	58.0%

International
Germany	57,697	8.3%	5,930	6.8%	53,980	11.5%	5,718	9.4%
United Kingdom	33,547	4.8%	2,324	2.7%	31,526	6.7%	2,111	3.5%
Spain	30,510	4.4%	2,927	3.4%	30,510	6.5%	2,927	4.8%
Poland	19,057	2.8%	2,344	2.7%	19,057	4.0%	2,344	3.8%
The Netherlands	15,340	2.2%	2,233	2.6%	12,118	2.6%	1,792	2.9%
France	14,508	2.1%	1,266	1.4%	6,517	1.4%	1,025	1.7%
Denmark	12,335	1.8%	1,987	2.3%	12,335	2.6%	1,987	3.3%
Australia	12,081	1.7%	3,272	3.8%	12,081	2.6%	3,272	5.4%
Finland	11,658	1.7%	949	1.1%	11,658	2.5%	949	1.5%
Canada	11,072	1.6%	1,817	2.1%	11,072	2.4%	1,817	3.0%
Other (d)	20,041	2.9%	2,259	2.6%	15,040	3.2%	1,628	2.7%
International Total	237,846	34.3%	27,308	31.5%	215,894	46.0%	25,570	42.0%
Total (e)	$693,482	100.0%	86,643	100.0%	$469,852	100.0%	60,870	100.0%
________

Investing for the long runTM | 29

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Includes square footage for vacant properties.

(c)
Other properties within South include assets in Louisiana, Arkansas, Mississippi and Oklahoma. Other properties within East include assets in Kentucky, South Carolina, Maryland, New Hampshire and West Virginia. Other properties within West include assets in Utah, Washington, Nevada, Oregon, New Mexico, Wyoming, Alaska and Montana. Other properties within Midwest include assets in Missouri, Kansas, Nebraska, Iowa, South Dakota and North Dakota.

(d)	Includes assets in Norway, Hungary, Austria, Mexico, Sweden, Belgium and Japan.

(e)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 30

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Contractual Rent Increases
In thousands, except percentages. Pro rata. As of June 30, 2018.

	Total Net-Lease Portfolio				Unencumbered Net-Lease Portfolio (a)
Rent Adjustment Measure	ABR	ABR %	Square Footage	Sq. ft. %	ABR	ABR %	Square Footage	Sq. ft. %
(Uncapped) CPI	$287,831	41.5%	33,502	38.7%	$210,656	44.8%	23,399	38.4%
Fixed	189,737	27.4%	26,289	30.3%	120,698	25.7%	17,873	29.4%
CPI-based	182,643	26.3%	24,129	27.8%	125,627	26.7%	18,267	30.0%
Other (b)	26,655	3.8%	1,838	2.1%	10,555	2.3%	801	1.3%
None	6,616	1.0%	579	0.7%	2,316	0.5%	224	0.4%
Vacant	—	—%	306	0.4%	—	—%	306	0.5%
Total (c)	$693,482	100.0%	86,643	100.0%	$469,852	100.0%	60,870	100.0%
________

(a)	Represents properties unencumbered by non-recourse mortgage debt.

(b)	Represents leases attributable to percentage rent.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

Investing for the long runTM | 31

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Same Store Analysis
Dollars in thousands. Pro rata.

Same store portfolio includes leases that were continuously in place during the period from June 30, 2017 to June 30, 2018. Excludes leases for properties that were acquired, sold or vacated, or were subject to lease renewals, extensions or modifications at any time that affected ABR during that period. For purposes of comparability, ABR is presented on a constant currency basis using exchange rates as of June 30, 2018.

	ABR
Property Type	As of Jun. 30, 2018	As of Jun. 30, 2017	Increase	% Increase
Industrial	$165,009	$160,424	$4,585	2.9%
Office	155,937	154,775	1,162	0.8%
Retail (a)	94,972	93,660	1,312	1.4%
Warehouse	94,106	92,508	1,598	1.7%
Self Storage (net lease)	31,853	31,853	—	—%
Other (b)	62,383	61,729	654	1.1%
Total	$604,260	$594,949	$9,311	1.6%

Rent Adjustment Measure
(Uncapped) CPI	$260,048	$256,833	$3,215	1.3%
Fixed	148,764	146,058	2,706	1.9%
CPI-based	162,176	158,786	3,390	2.1%
Other (c)	26,656	26,656	—	—%
None	6,616	6,616	—	—%
Total	$604,260	$594,949	$9,311	1.6%

Geography
U.S.	$396,582	$390,501	$6,081	1.6%
Europe	182,063	179,431	2,632	1.5%
Other International (d)	25,615	25,017	598	2.4%
Total	$604,260	$594,949	$9,311	1.6%

Same Store Portfolio Summary
Number of properties	785
Square footage (in thousands)	73,333
________

(a)	Includes automotive dealerships.

(b)	Includes ABR from tenants with the following property types: education facility, hotel, theater, fitness facility and net-lease student housing.

(c)	Represents leases attributable to percentage rent.

(d)	Includes assets in Canada, Australia, Mexico and Japan.

Investing for the long runTM | 32

W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Leasing Activity
For the three months ended June 30, 2018, except ABR. Pro rata.

Lease Renewals and Extensions						Expected Tenant Improvements ($’000s)	Leasing Commissions ($’000s)
			ABR
Property Type	Square Feet	Number of Leases	Prior Lease ($’000s)	New Lease ($'000s) (a)	Releasing Spread			Incremental Lease Term
Industrial	3,023,414	3	$19,321	$16,283	(15.7)%	$—	$1,000	10.7 years
Office	94,649	1	1,207	1,347	11.7%	—	—	2 years
Retail	66,060	2	549	549	—%	—	—	5 years
Warehouse	369,537	1	1,396	1,293	(7.3)%	475	136	5 years
Self Storage (net lease)	—	—	—	—	—%	—	—	N/A
Other	46,658	1	892	892	—%	—	—	5 years
Total / Weighted Average (b)	3,600,318	8	$23,365	$20,364	(12.8)%	$475	$1,136	9.2 years

Q2 Summary
Prior Lease ABR (% of Total Portfolio)			3.4%

_______

(a)	New Lease amounts are based on in-place rents at time of lease commencement and exclude any free rent periods.

(b)	Weighted average refers to the incremental lease term.

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W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Lease Expirations – Total Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2018	3	$7,319	1.1%	603	0.7%
2019	17	25,362	3.7%	1,996	2.3%
2020	22	26,762	3.9%	2,639	3.0%
2021	76	37,962	5.5%	5,086	5.9%
2022	40	69,582	10.0%	9,442	10.9%
2023	21	41,773	6.0%	5,860	6.7%
2024 (b)	45	98,032	14.1%	12,008	13.8%
2025	41	30,993	4.5%	3,439	4.0%
2026	19	19,072	2.7%	3,159	3.6%
2027	25	41,713	6.0%	5,957	6.9%
2028	11	21,079	3.0%	2,514	2.9%
2029	11	20,127	2.9%	2,656	3.1%
2030	9	15,811	2.3%	1,481	1.7%
2031	54	33,580	4.8%	2,832	3.3%
Thereafter (>2031)	64	204,315	29.5%	26,665	30.8%
Vacant	—	—	—%	306	0.4%
Total (c)	458	$693,482	100.0%	86,643	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)
Includes ABR of $12.3 million from a tenant (The New York Times Company) that exercised its option in January 2018 to repurchase the property it is leasing from a jointly owned investment with our affiliate, CPA:17 – Global, in which we have a 45% equity interest and which is consolidated by CPA:17 – Global. There can be no assurance that such repurchase will be completed.

(c)	See the Terms and Definitions section in the Appendix for a description of pro rata.

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W. P. Carey Inc.
Owned Real Estate – Second Quarter 2018

Lease Expirations – Unencumbered Net-Lease Portfolio
In thousands, except percentages and number of leases. Pro rata. As of June 30, 2018.

Year of Lease Expiration (a)	Number of Leases Expiring	ABR	ABR %	Square Footage	Sq. ft. %
Remaining 2018	3	$7,319	1.6%	603	1.0%
2019	10	5,569	1.2%	644	1.1%
2020	14	11,707	2.5%	1,450	2.4%
2021	66	19,796	4.2%	2,965	4.9%
2022	27	25,615	5.4%	4,043	6.6%
2023	15	13,489	2.9%	2,529	4.2%
2024	34	64,737	13.8%	8,300	13.6%
2025	34	19,659	4.2%	1,739	2.9%
2026	8	11,887	2.5%	1,995	3.3%
2027	19	28,045	6.0%	3,699	6.1%
2028	9	16,056	3.4%	2,275	3.7%
2029	11	20,127	4.3%	2,656	4.4%
2030	7	9,518	2.0%	884	1.4%
2031	54	33,580	7.1%	2,832	4.6%
Thereafter (>2031)	55	182,748	38.9%	23,950	39.3%
Vacant	—	—	—%	306	0.5%
Total (b) (c)	366	$469,852	100.0%	60,870	100.0%

________

(a)	Assumes tenants do not exercise any renewal options.

(b)	See the Terms and Definitions section in the Appendix for a description of pro rata.

(c)	Represents properties unencumbered by non-recourse mortgage debt.

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W. P. Carey Inc.
Investment Management
Second Quarter 2018

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W. P. Carey Inc.
Investment Management – Second Quarter 2018

Selected Information – Managed Programs
Dollars and square footage in thousands, except per share amounts. As of or for the three months ended June 30, 2018.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I
General
Year established	2007	2013	2010	2015	2016
AUM (a)	$5,808,434	$2,549,589	$2,893,645	$1,959,683	$213,993
Net-lease AUM	5,107,168	1,557,317	N/A	N/A	N/A
NAV (b)	10.04	8.57	10.41	11.11	1,000.00
Fundraising status	Closed	Closed	Closed	Closed	Closed

Portfolio
Investment type	Net lease / Diversified REIT	Net lease / Diversified REIT	Lodging REIT	Lodging REIT	Student Housing
Number of net-leased properties	411	59	N/A	N/A	N/A
Number of operating properties	38	83	28	12	9
Number of tenants – net-leased properties (c)	114	100	N/A	N/A	N/A
Square footage (c)	47,136	16,866	6,314	3,468	117
Occupancy (d)	99.7%	98.3%	80.5%	82.4%	30.3%
Acquisitions – second quarter	$—	$94,745	$—	$—	$—
Dispositions – second quarter	—	—	—	—	—

Balance Sheet (Book Value)
Total assets	$4,470,224	$2,398,943	$2,348,888	$1,630,589	$222,603
Total debt	1,897,796	1,370,526	1,389,179	831,805	49,233
Total debt / total assets	42.5%	57.1%	59.1%	51.0%	22.1%
________

(a)	Represents estimated value of real estate assets plus cash and cash equivalents, less distributions payable for the Managed REITs and fair value of investments plus cash for CESH I.

(b)
The estimated NAVs for CPA:17 – Global, CWI 1 and CWI 2 were determined as of December 31, 2017. The estimated NAV for CPA:18 – Global was determined as of March 31, 2018. We own limited partnership units of CESH I at its private placement price of $1,000 per share; a NAV for CESH I has not yet been calculated.

(c)
For CPA:17 – Global and CPA:18 – Global, excludes operating properties. For CESH I, one property has been placed into service as of June 30, 2018. The remaining investments are build-to-suit projects and gross square footage cannot be determined at this time.

(d)
Represents occupancy for net-leased properties for CPA:17 – Global and single-tenant net-leased properties for CPA:18 – Global. Represents occupancy for hotels owned by CWI 1 and CWI 2 for the three months ended June 30, 2018. Occupancy for CPA:17 – Global's 37 self-storage properties was 93.1% as of June 30, 2018. Occupancy for CPA:18 – Global's 69 self-storage properties and 14 multi-family properties was 92.1% and 92.3%, respectively, as of June 30, 2018. CPA:18 – Global’s multi-tenant net-leased properties had an occupancy rate of 96.1% and square footage of 0.6 million as of June 30, 2018.

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W. P. Carey Inc.
Investment Management – Second Quarter 2018

Managed Programs Fee Summary
Dollars in thousands. For the three months ended June 30, 2018, unless otherwise noted.

	Managed Programs
	CPA:17 – Global	CPA:18 – Global	CWI 1	CWI 2	CESH I (a)	Total
Year established	2007	2013	2010	2015	2016
Fundraising status	Closed	Closed	Closed	Closed	Closed

1. Structuring Fees
Structuring fee, gross (% of total aggregate cost)	4.50% (b)	4.50% (b)	2.50%	2.50%	2.00%
Net of subadvisor fees (c)	4.50%	4.50%	2.00%	1.875%	2.00%
Gross acquisition volume – second quarter	$—	$94,745	$—	$—	$—	$94,745
Structuring revenue – second quarter (d)	$—	$4,163	$263	$—	$—	$4,426

2. Asset Management Fees
Asset management fee, gross (% of average AUM, per annum)	0.50% (e)	0.50% (e)	0.50% (e)	0.55% (e)	1.00% (f)
Net of subadvisor fees (c)	0.50%	0.50%	0.40%	0.41%	1.00%
AUM – current quarter	$5,808,434	$2,549,589	$2,893,645	$1,959,683	$213,993	$13,425,344
AUM – prior quarter	$5,806,328	$2,475,417	$2,896,851	$1,957,502	$201,943	$13,338,041
Average AUM	$5,807,381	$2,512,503	$2,895,248	$1,958,593	$207,968	$13,381,693
Asset management revenue – second quarter (g)	$7,493	$3,151	$3,534	$2,607	$483	$17,268

3. Operating Partnership Interests (h)
Operating partnership interests, gross (% of Available Cash)	10.00%	10.00%	10.00%	10.00%	N/A
Net of subadvisor fees (c)	10.00%	10.00%	8.00%	7.50%	N/A
Equity in earnings of equity method investments in the Managed Programs and real estate (profits interest) – second quarter (i)	$5,185	$2,830	$—	$571	N/A	$8,586
________

(a)
In addition to the fees shown, we may also receive distributions from CESH I upon liquidation of the fund in an amount potentially equal to 20% of available cash after the limited partners have received certain cumulative distributions.

(b)
Comprised of an initial acquisition fee (generally 2.50% of the total aggregate cost of net-leased properties) paid when the transaction is completed and a subordinated acquisition fee (generally 2.00% of the total aggregate cost of net-leased properties) paid in annual installments over three years, provided certain performance criterion are met. The acquisition fee for other properties is generally 1.75% of the total aggregate cost.

(c)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global.

(d)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors. Amount for CWI 1 is related to a mortgage loan refinancing.

(e)
Based on average market value of assets. Under the terms of the respective advisory agreements of the Managed REITs, we may elect to receive cash or shares of CWI 1 and CWI 2’s stock for asset management fees due, while the CPA REITs have an option to pay asset management fees in cash or shares upon our recommendation. Asset management fees are recorded in Asset management revenue in our consolidated financial statements.

(f)	Based on gross assets at fair value.

(g)	Amounts for CWI 1 and CWI 2 are gross of fees paid to their respective subadvisors.

(h)
Available Cash means cash generated by operating partnership operations and investments, excluding cash from sales and refinancings, after the payment of debt service and other operating expenses, but before distributions to partners. Amounts are recorded in Equity in earnings of equity method investments in the Managed Programs and real estate in our consolidated financial statements.

(i)	Amounts for CWI 1 and CWI 2 are net of fees paid to their respective subadvisors.

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W. P. Carey Inc.
Investment Management – Second Quarter 2018

Investment Activity – Managed Programs
Dollars in thousands. Pro rata. For the six months ended June 30, 2018.

Acquisitions			Gross Investment Amount			Gross Square Footage
Fund	Tenant / Operator	Property Location(s)		Closing Date	Property Type(s)		Ownership
1Q18
CPA:18 – Global (a) (b)	Collegiate AC	Barcelona, Spain	$28,473	Mar-18	Student Housing	112,980	98.7%
1Q18 Total			28,473			112,980

2Q18
CPA:18 – Global (a) (b)	Temprano Capital Partners	Coimbra, Portugal	26,326	Jun-18	Student Housing	135,076	98.5%
CPA:18 – Global (a) (b)	Collegiate AC	San Sebastian, Spain	36,733	Jun-18	Student Housing	126,075	100.0%
CPA:18 – Global (a) (b)	Pallars	Barcelona, Spain	31,686	Jun-18	Student Housing	77,504	100.0%
2Q18 Total			94,745			338,655

Year-to-Date Total Acquisitions			$123,218			451,635

Dispositions						Gross Square Footage
Portfolio(s)	Tenant / Operator	Property Location(s)	Gross Sale Price	Closing Date	Property Type(s)		Ownership
1Q18
CWI 1	Marriott	Boca Raton, FL	$76,000	Jan-18	Hotel	167,056	100.0%
CWI 1 (2 properties)	Hilton	Atlanta, GA and Memphis, TN	63,000	Feb-18	Hotel	164,050	100.0%
1Q18 Total			139,000			331,106

2Q18 (N/A)

Year-to-Date Total Dispositions			$139,000			331,106
________

(a)	Amount reflects the applicable exchange rate on the date of the transaction.

(b)	Acquisition includes a build-to-suit transaction. Gross investment amount represents total commitment for build-to-suit funding.

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W. P. Carey Inc.
Investment Management – Second Quarter 2018

Summary of Future Liquidity Strategies for Managed Programs
As of June 30, 2018.

Liquidity events for the Managed REITs must be approved by each Managed REIT’s board of the directors. A liquidity transaction could include sales of assets, either on a portfolio basis or individually; a listing of each Managed REIT’s shares on a national securities exchange; or a merger or other transaction(s) approved by the respective board of directors. Market conditions and other factors could cause the delay of a liquidity transaction or the commencement of liquidation. Even if a Managed REIT’s board of directors decides to liquidate, the Managed REIT is under no obligation to conclude a liquidation within a set timeframe because the precise timing of any transaction(s) will depend on the then-prevailing real estate and financial markets, the economic conditions of the areas in which properties are located and the federal income tax consequences to the Managed REIT’s stockholders.

General Liquidation Guideline (a)
CPA:17 – Global (b)	CPA:18 – Global	CWI 1	CWI 2	CESH I
8 to 12 years following investment of substantially all proceeds from the initial public offering in 2011	Beginning after the seventh anniversary of the closing of the initial public offering in 2015	Beginning six years following the termination of the initial public offering in 2013	Beginning six years following the termination of the initial public offering in 2017	Beginning five years after raising the minimum offering amount in 2016
________

(a)
Based on general liquidation guidelines set forth in the respective prospectuses; ultimately, liquidation is approved by the independent directors of each program (except for CESH I, which is determined by its General Partner).

(b)
On June 17, 2018, we announced that our board of directors had unanimously approved a definitive merger agreement pursuant to which CPA:17 – Global will merge with and into a subsidiary of ours in a stock for-stock transaction valued at approximately $6 billion. The transaction has also been approved by CPA:17 – Global’s board of directors upon the unanimous recommendation and approval of a Special Committee consisting of CPA:17 – Global’s independent directors. The Proposed Merger and related transactions are subject to the satisfaction of a number of closing conditions, including approvals by our stockholders and the stockholders of CPA:17 – Global. If these approvals are obtained and the other closing conditions are met, we currently expect the transaction to close at or around December 31, 2018, although there can be no assurance that the transaction will occur at such time or at all.

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W. P. Carey Inc.
Investment Management – Second Quarter 2018

Summary of Back-End Fees for / Interests in the Managed Programs

The overview below is intended to provide a summary of current disclosures regarding various back-end fees and interests that we may be entitled to upon each Managed Program’s liquidity event. Such liquidity events are at the discretion of each Managed REIT’s board of directors and there is no assurance that any of the fees or interests described below will be realized. Please refer to each Managed REIT’s filings with the Securities and Exchange Commission for complete descriptions of each Managed REIT’s liquidity strategy.

Back-End Fees and Interests
	CPA:17 – Global (a)	CPA:18 – Global	CWI 1	CWI 2	CESH I
Disposition Fees
Net leased properties — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Investments in B Notes, C Notes, mortgage-backed securities and real estate-related loans — 1% of the average equity value.

Investments other than those described below — equal to the lesser of (i) 50% of the brokerage commission paid or (ii) 3% of the contract sales price of a property.

Readily marketable real estate securities — none.
			Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	Equal to the lesser of: (i) 50% of the competitive real estate commission and (ii) 1.5% of the contract sales price of a property.	N/A
Interest in Disposition Proceeds
Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest entitled to receive distributions of up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership, through certain liquidity events or distributions, plus the 6% preferred return rate.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Special general partner interest receives up to 15% of the net proceeds from the sale, exchange or other disposition of operating partnership assets remaining after the corporation has received a return of 100% of its initial investment in the operating partnership (through certain liquidity transactions or distributions) plus the six percent preferred return rate. A listing will not trigger the payment of this distribution.

Available Cash (as defined in In “Principal Terms”), subject to any other limitations provided for herein, will be initially apportioned among the Limited Partners in proportion to their respective capital contributions and the General Partner as provided in connection with its Carried Interest and distributed. (b)

Purchase of Special GP Interest
Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to April 2021, using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.

Lesser of (i) 5.0x the distributions of the last completed fiscal year and (ii) the discounted value of expected future distributions from point of valuation to March 2025 using a discount rate used by the independent third-party valuation firm to determine the most recent appraisal.
			Fair market value as determined by Appraisal.	Fair market value as determined by Appraisal.	N/A
Distribution Related to Ownership of Shares	4.6% ownership as of 6/30/2018	3.0% ownership as of 6/30/2018	2.6% ownership as of 6/30/2018	2.3% ownership as of 6/30/2018	2.4% ownership as of 6/30/2018
________

(a)
On June 17, 2018, we announced that our board of directors had unanimously approved a definitive merger agreement pursuant to which CPA:17 – Global will merge with and into a subsidiary of ours in a stock for-stock transaction valued at approximately $6 billion. The transaction has also been approved by CPA:17 – Global’s board of directors upon the unanimous recommendation and approval of a Special Committee consisting of CPA:17 – Global’s independent directors. The Proposed Merger and related transactions are subject to the satisfaction of a number of closing conditions, including approvals by our stockholders and the stockholders of CPA:17 – Global. If these approvals are obtained and the other closing conditions are met, we currently expect the transaction to close at or around December 31, 2018, although there can be no assurance that the transaction will occur at such time or at all.

(b)
Order of distributions are as follows: (1) First, to a Limited Partner until it has received an amount equal to its total capital contributions or deemed capital contribution with respect to the Advisor Units in the case of the Advisor (or a wholly owned subsidiary of the Advisor); (2) Second, to a Limited Partner until such Limited Partner has received a cumulative, non-compounding, annual 10% return on its unreturned capital contributions (the “Preferred Return”); (3) Third, to the General Partner until the General Partner has received 20% of the aggregate amounts distributed pursuant to clause (2) and this clause (3); (4) Thereafter, 80% to such Limited Partner and 20% to the General Partner (together with the amounts received under clause (3), the General Partner’s “Carried Interest”). The Advisor’s capital contribution for purposes of the Partnership Agreement will be deemed to be the value of the Advisor Units upon their issuance.

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W. P. Carey Inc.
Appendix
Second Quarter 2018

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Normalized Pro Rata Cash NOI
In thousands. From real estate.

Three Months Ended Jun. 30, 2018
Consolidated Lease Revenues
Total lease revenues – as reported	$162,634
Less: Consolidated Non-Reimbursable Property Expenses
Non-reimbursable property expenses – as reported	5,327
157,307

Plus: NOI from Operating Properties
Hotel revenues	4,865
Hotel expenses	(3,581)
1,284

158,591

Adjustments for Pro Rata Ownership of Real Estate Joint Ventures:
Add: Pro rata share of NOI from equity investments	4,702
Less: Pro rata share of NOI attributable to noncontrolling interests	(5,997)
(1,295)

157,296

Adjustments for Pro Rata Non-Cash Items:
Add: Above- and below-market rent intangible lease amortization	11,746
Less: Straight-line rent amortization	(2,635)
Add: Other non-cash items	303
9,414

Pro Rata Cash NOI (a)	166,710

Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	3,021

Normalized Pro Rata Cash NOI (a)	$169,731

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W. P. Carey Inc.
Appendix – Second Quarter 2018

The following table presents a reconciliation from Net income from Owned Real Estate attributable to W. P. Carey to Normalized pro rata cash NOI:

Three Months Ended Jun. 30, 2018
Net Income from Owned Real Estate Attributable to W. P. Carey
Net income from Owned Real Estate attributable to W. P. Carey – as reported	$59,316
Adjustments for Consolidated Operating Expenses
Add: Operating expenses – as reported	93,296
Less: Property expenses, excluding reimbursable tenant costs – as reported	(8,908)
84,388

Adjustments for Other Consolidated Revenues and Expenses:
Less: Lease termination income and other	(680)
Less: Reimbursable property expenses – as reported	(5,733)
Add: Other income and (expenses)	28,152
Add: Provision for income taxes	1,317
Less: Gain on sale of real estate	(11,912)
11,144

Other Adjustments:
Add: Above- and below-market rent intangible lease amortization	12,303
Adjustment to normalize for intra-period acquisitions, completed capital investment projects and dispositions (b)	3,021
Less: Straight-line rent amortization	(2,650)
Add: Adjustments for pro rata ownership	2,081
Add: Property expenses, excluding reimbursable tenant costs, non-cash	128
14,883

Normalized Pro Rata Cash NOI (a)	$169,731
________

(a)
Pro rata cash NOI and normalized pro rata cash NOI are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures and for details on how pro rata cash NOI and normalized pro rata cash NOI are calculated.

(b)
For properties acquired and capital investment projects completed during the three months ended June 30, 2018, the adjustment modifies our pro rata share of cash NOI for the partial period with an amount estimated to be equivalent to the additional pro rata share of cash NOI necessary to reflect ownership for the full quarter. For properties disposed of during the three months ended June 30, 2018, the adjustment eliminates our pro rata share of cash NOI for the period.

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Adjusted EBITDA, Consolidated – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income	$79,424	$68,066	$74,473	$83,654	$67,131

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	64,337	65,957	64,015	64,040	62,849
Interest expense	41,311	38,074	40,401	41,182	42,235
Provision for (benefit from) income taxes	6,262	(6,002)	(192)	1,760	2,448
Consolidated EBITDA (a)	191,334	166,095	178,697	190,636	174,663

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b) (c)	9,653	9,507	15,920	9,247	9,186
Unrealized (gains) losses and other (d)	(8,741)	4,557	2,495	7,382	7,226
Stock-based compensation expense	3,698	8,219	4,268	4,635	3,104
Impairment charges	—	4,790	2,769	—	—
	4,610	27,073	25,452	21,264	19,516
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(11,912)	(6,732)	(11,146)	(19,257)	(3,465)
Merger and other expenses (f)	2,692	(37)	(533)	65	1,000
Loss (gain) on extinguishment of debt	—	1,609	(81)	1,566	(2,443)
Restructuring and other compensation (g)	—	—	289	1,356	7,718
Other	1,973	(1,081)	(595)	(1,553)	(536)
	(7,247)	(6,241)	(12,066)	(17,823)	2,274
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	1,436	1,661	1,450	1,307	1,242
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(6,569)	(6,784)	(6,801)	(6,866)	(6,433)
	(5,133)	(5,123)	(5,351)	(5,559)	(5,191)
Equity Investments in the Managed Programs: (h)
Add: Distributions received from equity investments in the Managed Programs	3,837	3,582	3,273	3,417	2,981
Less: Income from equity investments in the Managed Programs	(253)	(1,464)	(101)	(531)	(1,279)
	3,584	2,118	3,172	2,886	1,702

Adjusted EBITDA (a)	$187,148	$183,922	$189,904	$191,404	$192,964
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of unrealized gains and losses on derivatives, unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

(g)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017.

(h)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Adjusted EBITDA, Owned Real Estate – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income from Owned Real Estate	$63,059	$48,092	$53,413	$59,868	$46,353

Adjustments to Derive Consolidated EBITDA
Depreciation and amortization	63,374	64,920	62,951	62,970	61,989
Interest expense	41,311	38,074	40,401	41,182	42,235
Provision for (benefit from) income taxes	1,317	(3,533)	(4,953)	1,511	3,731
Consolidated EBITDA – Owned Real Estate (a)	169,061	147,553	151,812	165,531	154,308

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Above- and below-market rent intangible and straight-line rent adjustments (b) (c)	9,653	9,507	15,920	9,247	9,186
Unrealized (gains) losses and other (d)	(8,789)	4,826	2,715	8,014	7,685
Stock-based compensation expense	1,990	4,306	2,227	1,880	899
Impairment charges	—	4,790	2,769	—	—
	2,854	23,429	23,631	19,141	17,770
Adjustments for Non-Core Items: (e)
Gain on sale of real estate, net	(11,912)	(6,732)	(11,146)	(19,257)	(3,465)
Merger and other expenses (f)	2,692	(37)	(533)	65	1,000
Loss (gain) on extinguishment of debt	—	1,609	(81)	1,566	(2,443)
Other	1,979	(1,545)	(588)	(1,535)	(653)
	(7,241)	(6,705)	(12,348)	(19,161)	(5,561)
Adjustments for Pro Rata Ownership
Real Estate Joint Ventures:
Add: Pro rata share of adjustments for equity investments	1,436	1,661	1,450	1,307	1,242
Less: Pro rata share of adjustments for amounts attributable to noncontrolling interests	(6,569)	(6,784)	(6,801)	(6,866)	(6,433)
	(5,133)	(5,123)	(5,351)	(5,559)	(5,191)

Adjusted EBITDA – Owned Real Estate (a)	$159,541	$159,154	$157,744	$159,952	$161,326
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Straight-line rent adjustments relate to our net-leased properties subject to operating leases.

(c)
Amount for the three months ended December 31, 2017 includes an adjustment of $5.7 million related to the accelerated amortization of an above-market rent intangible in connection with a lease restructuring.

(d)	Comprised of unrealized gains and losses on derivatives and unrealized gains and losses on foreign currency.

(e)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(f)
Amount for the three months ended June 30, 2018 is primarily comprised of costs incurred in connection with the Proposed Merger. Amount for the three months ended June 30, 2017 is comprised of an accrual for estimated one-time legal settlement expenses.

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Adjusted EBITDA, Investment Management – Last Five Quarters
In thousands.

	Three Months Ended
	Jun. 30, 2018	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017
Net income from Investment Management	$16,365	$19,974	$21,060	$23,786	$20,778

Adjustments to Derive Consolidated EBITDA
Provision for (benefit from) income taxes	4,945	(2,469)	4,761	249	(1,283)
Depreciation and amortization	963	1,037	1,064	1,070	860
Consolidated EBITDA – Investment Management (a)	22,273	18,542	26,885	25,105	20,355

Adjustments to Derive Adjusted EBITDA
Adjustments for Non-Cash Items:
Stock-based compensation expense	1,708	3,913	2,041	2,755	2,205
Unrealized losses (gains) and other (b)	48	(269)	(220)	(632)	(459)
	1,756	3,644	1,821	2,123	1,746
Adjustments for Non-Core Items: (c)
Restructuring and other compensation (d)	—	—	289	1,356	7,718
Other	(6)	464	(7)	(18)	117
	(6)	464	282	1,338	7,835

Adjustments for Pro Rata Ownership
Equity Investments in the Managed Programs: (e)
Add: Distributions received from equity investments in the Managed Programs	3,837	3,582	3,273	3,417	2,981
Less: Income from equity investments in the Managed Programs	(253)	(1,464)	(101)	(531)	(1,279)
	3,584	2,118	3,172	2,886	1,702

Adjusted EBITDA – Investment Management (a)	$27,607	$24,768	$32,160	$31,452	$31,638
________

(a)	EBITDA and adjusted EBITDA are non-GAAP measures. See the Terms and Definitions section that follows for a description of our non-GAAP measures.

(b)	Comprised of unrealized gains and losses on foreign currency and straight-line rent adjustments for office rent expenses.

(c)
Comprised of items that we do not consider to be part of our core operating business plan or representative of our overall long-term operating performance, based on a number of factors, including the nature of the item and/or the frequency with which it occurs. We believe that these adjustments provide a more representative view of EBITDA from our core operating business and allow for more meaningful comparisons.

(d)
Amounts for the three months ended December 31, 2017, September 30, 2017 and June 30, 2017 represent restructuring expenses resulting from our previously announced exit from non-traded retail fundraising activities.

(e)	Adjustments to include cash distributions received from the Managed Programs in place of our pro rata share of net income from our ownership in the Managed Programs.

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Terms and Definitions

Non-GAAP Financial Disclosures
AFFO
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.
We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, non-cash environmental accretion expense and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and related compensation expenses and merger and acquisition expenses. We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. AFFO also reflects adjustments for unconsolidated partnerships and jointly owned investments. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.
We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net income computed under GAAP or as alternatives to net cash provided by operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
Pro Rata Cash NOI
Cash net operating income, or cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our net leased and operating properties. We define cash NOI as cash rents from our leased and operating properties less non-reimbursable property expenses. Cash NOI excludes amortization of intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We present cash NOI on a pro rata basis, referred to as pro rata cash NOI, to account for our share of income related to unconsolidated joint ventures and noncontrolling interests. We believe that pro rata cash NOI is a helpful measure that both investors and management can use to evaluate the financial performance of our leased and operating properties and it allows for comparison of our operating performance between periods and to other REITs. Pro rata cash NOI should not be considered as an alternative to net income as an indication of our financial performance or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present cash NOI and/or pro rata cash NOI, may not be directly comparable to the way other REITs present cash NOI.
Normalized Pro Rata Cash NOI
Normalized pro rata cash NOI is pro rata cash NOI as defined above adjusted primarily to exclude our pro rata share of cash NOI from properties disposed of during the most recent quarter and to include a full quarter of pro rata cash NOI related to properties acquired or capital investment projects completed during the period, as applicable. We believe this measure provides a helpful representation of our net operating income from our in-place leased and operating properties.

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W. P. Carey Inc.
Appendix – Second Quarter 2018

Adjusted EBITDA
We believe that EBITDA is a useful supplemental measure to investors and analysts for assessing the performance of our business segments because (i) it removes the impact of our capital structure from our operating results and (ii) because it is helpful when comparing our operating performance to that of companies in our industry without regard to such items, which can vary substantially from company to company. Adjusted EBITDA as disclosed represents EBITDA, modified to include other adjustments to GAAP net income for certain non-cash charges, such as impairments, non-cash rent adjustments and unrealized gains and losses from our hedging activity. Additionally, we exclude gains and losses on sale of real estate, which are not considered fundamental attributes of our business plans and do not affect our overall long-term operating performance. We exclude these items from adjusted EBITDA as they are not the primary drivers in our decision-making process. Adjusted EBITDA reflects adjustments for unconsolidated partnerships and jointly owned investments. Our assessment of our operations is focused on long-term sustainability and not on such non-cash and non-core items, which may cause short-term fluctuations in net income but have no impact on cash flows. We believe that adjusted EBITDA is a useful supplemental measure to investors and analysts, although it does not represent net income that is computed in accordance with GAAP. Accordingly, adjusted EBITDA should not be considered as an alternative to net income or as an indicator of our financial performance. EBITDA and adjusted EBITDA as calculated by us may not be comparable to similarly titled measures of other companies.
Other Metrics
Pro Rata Metrics
This supplemental package contains certain metrics prepared under the pro rata consolidation method. We refer to these metrics as pro rata metrics. We have a number of investments, usually with our affiliates, in which our economic ownership is less than 100%. Under the full consolidation method, we report 100% of the assets, liabilities, revenues and expenses of those investments that are deemed to be under our control or for which we are deemed to be the primary beneficiary, even if our ownership is less than 100%. Also, for all other jointly owned investments, which we do not control, we report our net investment and our net income or loss from that investment. Under the pro rata consolidation method, we present our proportionate share, based on our economic ownership of these jointly owned investments, of the assets, liabilities, revenues and expenses of those investments. Multiplying each of our jointly owned investments’ financial statement line items by our percentage ownership and adding or subtracting those amounts from our totals, as applicable, may not accurately depict the legal and economic implications of holding an ownership interest of less than 100% in our jointly owned investments.
ABR
ABR represents contractual minimum annualized base rent for our net-leased properties, net of receivable reserves as determined by GAAP, and reflects exchange rates as of June 30, 2018. If there is a rent abatement, we annualize the first monthly contractual base rent following the free rent period. ABR is not applicable to operating properties and is presented on a pro rata basis.

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